UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 2, 2005
American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 South Bedford Road, Mt. Kisco, NY 10549
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (914) 242-7700
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01     Other Events.
      As a result of (1) our acquisitions of NEG Holding LLC, Panaco, Inc., GB Holdings, Inc. and Atlantic Coast Entertainment Holdings, Inc. in June 2005, (2) the elimination of investment and interest income as reportable segments, and (3) the reclassification of certain real estate and resorts to properties held for sale during the third quarter of 2005, our 99% owned subsidiary, American Real Estate Holdings Limited Partnership, or AREH, has reclassified the income and expenses of such properties to discontinued operations for the third quarter of 2005 and for all prior periods and restated its financial statements for the year ended December 31, 2004. Accordingly, it is providing updated information for the Financial Statements for the periods contained in its Annual Report on Form 10-K for the year ended December 31, 2004 (“Form 10-K”). These financial statements should be read in conjunction with our Current Report on Form 8-K filed on December 2, 2005 containing the “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Consolidated Financial Statements of American Real Estate Partners, L.P. for the periods contained in our Annual Report on Form 10-K for the year ended December 31, 2004.
Section 9 — Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.
      (c) Exhibits.

Exhibit No.	Description

99.1	Item 8. Financial Statements of AREH.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Item 8. Financial Statements of AREH.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.

By:	American Property Investors, Inc. General Partner

By:	/s/ Jon F. Weber

Jon F. Weber
President and Chief Financial Officer
Date: December 2, 2005

4